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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We do hereby consent to the use in this Registration Statement on Form S-1, as amended by this Post-Effective Amendment No. 1 to Registration Statement, of our report dated January 17, 2003, relating to the financial statements of Elite Personnel Services, Inc., for the years ended December 31, 2001, 2000, 1999.

/s/ Nadel & Associates
A Professional Corporation

February 3, 2003
Agoura Hills, California

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CONSENT OF INDEPENDENT ACCOUNTANTS